PRICING SUPPLEMENT NO. 1                                          Rule 424(b)(3)
DATED: November 26, 2003                                     File No. 333-109793
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)

                                 $10,668,950,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $50,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 12/2/2003   Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 11/28/2005        CUSIP#: 073928C35

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Effective Rate

[ ]   Federal Funds Open Rate            Interest Reset Date(s):  *

[ ]   Treasury Rate                      Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  1.24188%         Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  +0.07%

*     2/28/04, 5/28/04, 8/28/04, 11/28/04, 2/28/05, 5/28/05 and 8/28/05.

**    3/1/04, 5/28/04, 8/28/04, 11/28/04, 2/28/05, 5/28/05, 8/28/05 and
      11/28/05.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.